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                                                                 Exhibit 10.7


                       AMENDMENT TO EMPLOYMENT AGREEMENT


         This AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment"), dated as of November 7, 1991, by and between Spelling Entertainment Inc., a Delaware corporation (the "Company"), Aaron Spelling Productions, Inc., a California corporation ("ASP") and Aaron Spelling (the "Executive"), is entered into with reference to the following facts and circumstances:

         A. The Executive has been the Chairman of the Board and Chief Executive Officer of each of the Company and ASP pursuant to an Employment Agreement dated as of March 1, 1989 by and among the Company, ASP and Executive (the "Agreement").

         B. The Executive is also the Chairman of the Board and Chief Executive Officer of Torand Productions, Inc., a Delaware corporation ("Torand"), and JBS Productions, Inc. ("JBS"), as well as various other affiliates (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) controlled by the Company. The affiliates controlled by the Company which engage in substantial television production, whether currently existing or hereafter formed or acquired, and including ASP and Torand are collectively referred to herein as the "Production Affiliates". Notwithstanding the foregoing, the term "Production Affiliates" shall not include Laurel Entertainment, Inc. and its subsidiaries and, so long as their production activities are limited to first run syndication programming, Worldvision Enterprises, Inc. and its subsidiaries.

         C. The Company wishes to have Carl H. Lindner as its Chairman of the Board and S. Craig Lindner as its Chief Executive Officer. Carl H. Lindner and S. Craig Lindner are collectively referred to herein as the "Lindners".

         D. The Company, ASP and Executive desire to amend the Employment Agreement on terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual premises and the mutual agreements hereinafter contained, the parties hereto hereby agree as follows:

         1. Executive hereby resigns all offices and positions which he currently holds with the Company, including his Chief Executive position and directorship.

         2. Executive shall remain as Chairman of the Board and Chief Executive Officer of ASP, Torand, JBS and all other Production Affiliates for which he currently serves in those capacities. Section 2.1 of the Agreement shall be amended to read in full as follows:

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                 2.1  Officer and Director.  During the Term, the Executive
                 shall serve as Chairman of the Board and Chief Executive Officer of ASP, Torand and JBS and shall serve in his discretion as Chairman of the Board and Chief Executive Officer of any of the other Production Affiliates. During the Term, ASP, Torand, JBS and the Production Affiliates designated by the Executive shall employ or engage no one other than the Executive with the Executive's title or function under this Agreement without the Executive's prior written approval. During the Term, all officers and employees (who shall include all persons traditionally employed by such entities prior to the date hereof and the persons performing all of the principal functions of a stand-alone production company, including but not limited to development, production (including wardrobe, transportation, etc.), merchandising business affairs, legal affairs and the like) of ASP, Torand and the designated Production Affiliates shall report to the Executive (directly or through such channels as the Executive shall designate in consultation with the Lindners and the appropriate board of directors) and not to any other individual or entity. During the Term the Company agrees it will not, without the prior written consent of the Executive, cease to have the production of television programming as one of its principal lines of business.

         3. The Company and ASP acknowledge that Executive would have the right currently to terminate his employment pursuant to Section 4.2.1 of the Employment Agreement, because of the Lindners becoming Chairman of the Board and Chief Executive Officer of the Company. Executive hereby agrees not to terminate his employment as a result of this change, but his right to do so for other events shall not be lost, and the first sentence of Section 4.2.1 shall be amended to read as follows:

                 The Executive shall have the right to terminate his employment under this Agreement effective upon 7 days written notice if, at any time during the Term, the Company shall be in material breach of its material obligations under this Agreement (including, but not limited to, the Executive not being elected or retained or otherwise not actually having the authority contemplated in this Agreement as


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                 the Chairman of the Board, Chief Executive Officer of ASP,
                 Torand, JBS or the designated Production Subsidiaries, or being obligated to report to any person other than S. Craig Lindner or Carl H. Lindner) or there occurs "Change in Control".

                 The remainder of Section 4.2.1 shall remain unchanged.

         4. The parties acknowledge that the Executive may not have taken the full Service Fees to which he has been entitled under Section 3.2 of the Agreement, and agree that this practice shall not be a waiver of the Executive's rights in the future, or obligate the Executive to accept less than he is entitled to under the Agreement.

         5. In all other respects and except as otherwise inconsistent with this Amendment, the Agreement shall remain in full force and effect, except that the term "Agreement" as used therein shall specifically include this Amendment and any future written amendments executed by the parties.

         IN WITNESS WHEREOF, the Company, ASP and the Executive have executed this Amendment as of the date first above written.

                               SPELLING ENTERTAINMENT INC.,
                               (Company)



                               By: __________________________________
                               Name:
                               Title:



                               AARON SPELLING PRODUCTIONS, INC.
                               (ASP)


                               By: __________________________________
                               Name:
                               Title:


                               ______________________________________
                               AARON SPELLING
                               (Executive)